Exhibit 10.3

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of [•], 2025, by and among Once Upon a Farm, PBC, a Delaware public benefit corporation (the “Company”), and CAVU Venture Partners II, LP, CAVU Venture Partners III, LP, CAVU Venture Partners IV, LP and TNG Investors LP (collectively, “CAVU”). This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s proposed initial public offering (the “IPO”) of shares of its Common Stock (as defined below).

WHEREAS, the Company is currently contemplating effecting the IPO;

WHEREAS, in connection with, and effective upon, the consummation of the IPO, the Company and CAVU wish to set forth certain understandings between such parties with respect to certain Board (as defined below) nomination matters;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1. Board Nomination Rights.

(a) From the Effective Date, CAVU shall have the right, but not the obligation, to nominate to the board of directors of the Company (the “Board”) a number of designees as follows: (i) two Directors (as defined below), so long as CAVU continuously from the time of the IPO Beneficially Owns shares of common stock, par value $0.0001 per share (the “Common Stock”), representing at least [•]% of the outstanding shares of Common Stock; or (ii) one Director, in the event that CAVU continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least [•]% but less than [•]% of the outstanding shares of Common Stock (such persons, the “Nominees”).

(b) In the event that CAVU has nominated less than the total number of designees CAVU shall be entitled to nominate pursuant to Section 1(a), CAVU shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporate action to cause such Nominee to be elected to the Board, including, without limitation, by filling any vacancy on the Board with such Nominee or if there are no vacancies, increasing the size of the Board and filling such newly-created directorship with such Nominee, in each case in accordance with Section 1(e) of this Agreement.

(c) If the size of the Board is expanded, CAVU shall not be entitled to nominate additional Nominees to fill the newly-created directorships; provided that if CAVU has nominated less than the total number of designees it is entitled to nominate, CAVU may nominate additional Nominees to fill the newly-created directorships pursuant to Section 1(b) of this Agreement.

(d) In the event that any Nominee shall cease to serve as a Director for any reason, CAVU shall be entitled to nominate such person’s successor in accordance with this Agreement (regardless of the number of shares of Common Stock Beneficially Owned by CAVU at the time of such vacancy). The Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporate action to cause such Nominee to be elected to the Board by filling the vacancy with the successor Nominee designated by CAVU in accordance with Section 1(e) of this Agreement. It is understood that any such successor Nominee shall serve the remainder of the term of the Nominee whom such successor Nominee replaces.

(e) In each case where the Company has covenanted that the Directors shall take action to appoint a Nominee as a Director pursuant to any of Sections 1(a) through Section 1(d) of this Agreement:

(i) The Directors shall appoint such Nominee unless the Board determines, in good faith, that appointing such Nominee would cause the Directors to breach their fiduciary duties to the Company or its stockholders, in which case the Company shall provide CAVU with a notice explaining in reasonable detail the basis for the Board’s determination, and CAVU shall have the right to nominate an alternative Nominee in accordance with Sections 1(a) through Section 1(d) of this Agreement; and

(ii) The Company hereby covenants that the Directors shall not fill any vacancy or newly created directorship for which CAVU is entitled to nominate a Nominee other than in accordance with Sections 1(a) through Section 1(d) of this Agreement.

Without limiting the remedies available against the Company for breach of its covenants set forth in this Agreement, during any time that the Directors have failed to appoint a Nominee as a Director (including without limitation for the reasons set forth in the foregoing clauses (i) or (ii)), or if the Directors have appointed a person as a Director in lieu of a Nominee that CAVU has designated in accordance with this Agreement:

(x)

the Company covenants that it shall not, without the prior written consent of CAVU, consummate any transaction that would constitute a “Business Combination” under any of clauses (i) through (iii) of [Section 4(c) of Article Nine] of the Company’s Certificate of Incorporation; and

(y)

the Company covenants that it shall, promptly following a written request from CAVU, take, and covenants that the Directors shall take, all necessary corporate action to (i) call a special meeting of stockholders for the purpose of appointing a nominee to fill the vacant or newly created directorship that has resulted in the right of CAVU to nominate a Nominee pursuant to this Agreement; (ii) shall prepare a proxy statement and proxy card in connection with such special meeting, and shall include each Nominee in such proxy statement (together with a supporting statement provided by CAVU), including in the notice of meeting transmitted therewith, and proxy card as a nominee for Director; and (iii) reimburse CAVU for any expenses it reasonably incurs in connection with preparing its own proxy statement and proxy card and soliciting proxies or votes to appoint one or more Nominees as Directors in connection with such meeting.

(f) For purposes of this Agreement:

(i) “Affiliate” of any person shall mean any other person controlled by, controlling, or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by,” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract, or otherwise).

(ii) “Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, to vote shares of capital stock of the Company.

(iii) “Director” means any member of the Board.

(g) Immediately upon a reduction in the number of shares of Common Stock that CAVU Beneficially Owns that results in CAVU no longer being entitled to designate the full number of Nominees then serving on the Board, either one or both Nominees then serving on the Board, as the case may be, shall tender his or her or their resignation from the Board and any committees of the Board, if applicable. At the Effective Date, the Board shall be comprised of [nine] members and the initial Nominees shall be Jared Jacobs and Brett Thomas.

(h) So long as CAVU has the right to nominate Nominees under Sections 1(a) through Section 1(d) or any such Nominee is serving on the Board, the Company shall use its reasonable best efforts to maintain in effect at all times Directors and officers indemnity insurance coverage reasonably satisfactory to CAVU, and the Company’s Certificate of Incorporation and Bylaws (each as may be further amended, supplemented, or waived in accordance with its terms) shall at all times provide for indemnification, exculpation, and advancement of expenses to the fullest extent permitted under applicable law.

(i) Given that the Company is not a “controlled company” and is required by applicable law or New York Stock Exchange (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors,” the Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors.”

(j) At any time that CAVU shall have any nomination rights under Section 1, the Company shall not take any action and the Company hereby covenants that the Directors shall not take any action (including in each case effecting any amendment to the Company’s Certificate of Incorporation or Bylaws) that could reasonably be expected to adversely affect the rights of CAVU under this Agreement, in each case without the prior written consent of CAVU.

2. Company Obligations. The Company agrees to use all necessary corporate action to ensure that prior to the date that CAVU and its Affiliates cease to Beneficially Own shares of Common Stock representing at least [•]% of the outstanding shares of Common Stock, (i) each Nominee is included in the Board’s slate of Nominees to the stockholders (the “Board’s Slate”) for each election of Directors, unless the Board determines, in good faith, that the inclusion of a Nominee in the Board’s Slate would not be in the best interest of the Company and its stockholders (other than CAVU), in which case, CAVU shall have the right to nominate an alternate Nominee for inclusion in the Board’s Slate; and (ii) whether or not a Nominee is included in the Board’s Slate, each Nominee shall be included in the proxy statement (together with a supporting statement provided by CAVU) and proxy card prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. CAVU will promptly provide reporting to the Company after CAVU ceases to Beneficially Own at least [•]% of the outstanding shares of Common Stock, such that the Company is informed of when this obligation terminates. The calculation of the number of Nominees that CAVU is entitled to nominate to the Board’s Slate for any election of Directors shall be based on the percentage of the outstanding shares of Common Stock then Beneficially Owned by CAVU immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”)). Unless CAVU notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of Directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of CAVU for the Board to include such Nominees on the Board’s Slate as contemplated by clause (i) of this Section 2; provided that, in the event CAVU is no longer entitled to nominate the full number of Nominees then serving on the Board, CAVU shall provide advance written notice to the Company of which currently serving Nominee shall be excluded from the Board Slate and of any other changes to the list of Nominees. If CAVU fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the SEC), a majority of the independent Directors then serving on the Board shall determine which of the Nominees then serving on the Board will be included in the Board’s Slate as contemplated by clause (i) of this Section 2. The Company represents that, as of the Effective Date, the Company is not a “controlled company” for purposes of the Exchange. The Company agrees to provide written notice of the preparation of a Director Election Proxy Statement to CAVU at least 20 business days, but no more than 40 business days, prior to the earlier of the mailing and the filing date of any Director Election Proxy Statement.

3. Committees. The Company hereby covenants that a Nominee designated to serve on a Board committee shall have the right to remain on such committee until the earlier of (i) the next election of Directors and (ii) the resignation of such Nominee from the Board, regardless of the percentage of the outstanding shares of Common Stock Beneficially Owned by CAVU following such designation, unless none of the Directors designated by CAVU pursuant to this Agreement are eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods).

4. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and CAVU, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. CAVU shall not be obligated to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement for any election of Directors, but the failure to do so shall not constitute a waiver of its rights hereunder for any purpose; provided, however, that, subject to Section 2, in the event CAVU fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the SEC), the Nominating and Corporate Governance Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred, and CAVU shall be deemed to have waived its rights hereunder solely with respect to such election. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of CAVU. Except as otherwise expressly provided in Section 6, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

6. Assignment. Upon written notice to the Company, CAVU may assign to any Affiliate of CAVU (other than a portfolio company) all or part of its respective rights hereunder and, following such assignment, such assignee shall be deemed to be “CAVU” for all purposes hereunder.

7. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

9. Jurisdiction. Any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court

(and of the appropriate appellate courts) in any such suit, action, or proceeding and waives any objection to venue laid therein. Process in any such suit, action, or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 16, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

11. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations, both written and oral, among the parties with respect to the subject matter hereof.

12. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

14. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

15. Specific Performance. Each of the parties hereto agree that, notwithstanding any other provision of this Agreement, irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

16. Notices. All notices, requests, and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

Once Upon a Farm, PBC

2111 San Pablo Avenue, Suite 2216

Berkeley, CA 94702

Attention: John Foraker

Email: john@uponafarm.com

With a copy to (which shall not constitute notice):

c/o Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

Attention:	Robert M. Hayward, P.C.

Robert E. Goedert, P.C.

Ashley Sinclair

Email:	rhayward@kirkland.com

rgoedert@kirkland.com

ashley.sinclair@kirkland.com

If to CAVU:

c/o CAVU Consumer Partners, LLC

515 West 20th Street, Suite 4W

New York, NY 10011

Attention: Bella Filer

Email: bella@cavuconsumer.com

With a copy to (which shall not constitute notice):

c/o Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention:	Giselle Rivers
Email:	GRivers@goodwinlaw.com

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose of notice to the other parties and the Company. Each such notice, request, or other communication shall be effective when delivered at the address specified in this Section 16 during regular business hours.

17. Enforcement. Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive, or take any other action with respect to this Agreement on behalf of the Company.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ONCE UPON A FARM, PBC

By:
Name: [•]
Title: [•]

[Signature Page to Director Nomination Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

CAVU VENTURE PARTNERS II L.P.

By: CAVU Venture Partners GP II, LP
Its: General Partner

By: CAVU Venture Partners GP II, LLC
Its: General Partner

By:
Name: Brett Thomas
Title: Managing Partner

CAVU VENTURE PARTNERS III L.P.

By: CAVU Venture Partners GP III, LP
Its: General Partner

By: CAVU Venture Partners GP III, LLC
Its: General Partner

By:
Name: Brett Thomas
Title: Managing Partner

CAVU VENTURE PARTNERS IV L.P.

By: CAVU Venture Partners GP IV, LP
Its: General Partner

By: CAVU Venture Partners GP IV, LLC
Its: General Partner

By:
Name: Brett Thomas
Title: Managing Partner

[Signature Page to Director Nomination Agreement]

TNG INVESTORS LP

By: CAVU Venture Partners GP IV, LP
Its: General Partner

By: CAVU Venture Partners GP IV, LLC
Its: General Partner

By:
Name: Brett Thomas
Title: Managing Partner

[Signature Page to Director Nomination Agreement]